Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Vivos Therapeutics, Inc. and Subsidiaries’ Registration Statement on Form S-8 of our report dated March 25, 2021, relating to the consolidated financial statements as of December 31, 2020 and 2019 and the years then ended, that appear in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado

June 11, 2021